PRESS RELEASE

Global Payments Reports Record Annual Results for 2018 and
Establishes 2019 Growth Outlook

ATLANTA, February 13, 2019 -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2018.
“In 2018, we produced the best financial performance in our history, culminating with strong momentum across our businesses in the fourth quarter,” said Jeff Sloan, Chief Executive Officer. “Successful execution of our strategy has created a more diverse, predictable and resilient business model entering 2019.”
“We believe the advantages of our technology-enabled, software-driven strategy will continue to differentiate our company, with a balanced approach across owned SaaS, partnered software and ecommerce and omnichannel assets,” Sloan continued. “The positive outlook for our business is reflected in our absolute and relative growth expectations for 2019.”

Full-Year 2018 Summary

•
GAAP revenues were $3.37 billion, compared to $3.98 billion in 2017; diluted earnings per share were $2.84 compared to $3.01 in the prior year; and operating margin was 21.9% compared to 14.1% in 2017; 2018 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

•	Adjusted net revenue plus network fees grew 15% to $3.97 billion, compared to $3.46 billion in 2017.

•	Adjusted earnings per share grew 29% to $5.19, compared to $4.01 in 2017.

•	Adjusted operating margin expanded 130 basis points to 31.7%.

Fourth Quarter 2018 Summary

•
GAAP revenues were $881 million, compared to $1.05 billion in the fourth quarter of 2017; diluted earnings per share were $0.47 compared to $1.51 in the prior year; and operating margin was 19.0% compared to 14.2% in the fourth quarter of 2017; 2018 results reflect the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

•	Adjusted net revenue plus network fees grew over 12% to $1.04 billion, compared to $923.7 million in the fourth quarter of 2017.

•	Adjusted earnings per share grew 24% to $1.33, compared to $1.07 in the fourth quarter of 2017.

•	Adjusted operating margin expanded 80 basis points to 31.6%.

2019 Outlook
“We are delighted with our performance in the fourth quarter, despite facing incremental pressure from foreign currency exchange rates, and the record results we achieved in 2018 as we consistently executed on our growth strategy,” stated Cameron Bready, Senior Executive Vice President and Chief Financial Officer. “We could not be more pleased with how our business is positioned as we enter 2019 and the resulting financial outlook for the year. The company expects adjusted net revenue plus network fees to range from $4.43 billion to $4.49 billion, reflecting growth of 12% to 13% over 2018 results and adjusted earnings per share to be in a range of $5.90 to $6.10, reflecting growth of 14% to 18% over 2018. Annual adjusted operating margin for 2019 is expected to expand by up to 70 basis points.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.01 per share payable March 29, 2019 to shareholders of record as of March 15, 2019.
The Board also approved an increase to the existing authorization for the company's share repurchase program, raising the total available authorization to $750 million.

Conference Call
Global Payments’ management will host a conference call today, February 13, 2019 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income, operating income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis, and other measures, in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept all payment types and operate their businesses more efficiently across a variety of distribution channels in many markets around the world.

Headquartered in Atlanta, Georgia with approximately 11,000 employees worldwide, Global Payments is a member of the S&P 500 with customers and partners in 32 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy, measures of future results of operations, such as revenues, expenses, operating margins, income tax rates, and earnings per share and other operating metrics; our success and timing in developing and introducing new services and expanding our business; statements about the benefits of our acquisitions, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and the successful integration of our acquisitions, and other statements that are not historical facts. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our ability to safeguard our data; increased competition from larger companies and non-traditional competitors; our ability to update our services in a timely manner; our ability to maintain Visa and Mastercard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; potential systems interruptions or failures; software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations; our ability to increase our share of existing markets and expand into new markets; development of market trends and technologies; a decline in the use of cards for payment generally; unanticipated increases in chargeback liability; increases in credit card network fees; changes in laws, regulations or network rules or interpretations thereof; foreign currency exchange and interest rate risks; political, economic and regulatory changes in the foreign countries in which we operate; future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating or fully realizing cost savings and other benefits of our acquisitions at all or within the expected time period; fully realizing anticipated annual interest expense savings from refinancing our corporate debt facilities; our loss of key personnel and other risk factors presented in Item 1- Risk Factors of our Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings, which we advise you to review. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements.
Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Kimberly Mann
	770-829-8478		770-829-8755

SCHEDULE 1
GAAP CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Revenues(1)	$880,555	$1,054,253	(16.5)%	$3,366,366	$3,975,163	(15.3)%

Operating expenses(1):
Cost of service	313,071	509,069	(38.5)%	1,095,014	1,928,037	(43.2)%
Selling, general and administrative	400,498	395,609	1.2%	1,534,297	1,488,258	3.1%
	713,569	904,678	(21.1)%	2,629,311	3,416,295	(23.0)%

Operating income	166,986	149,575	11.6%	737,055	558,868	31.9%

Interest and other income	3,323	2,875	15.6%	20,719	8,662	139.2%
Interest and other expense	(55,939)	(44,425)	25.9%	(195,619)	(174,847)	11.9%
	(52,616)	(41,550)	26.6%	(174,900)	(166,185)	5.2%

Income before income taxes	114,370	108,025	5.9%	562,155	392,683	43.2%
Income tax (provision) benefit	(31,047)	142,280	NM	(77,488)	101,387	NM
Net income	83,323	250,305	NM	484,667	494,070	NM
Less: Net income attributable to noncontrolling interests, net of income tax	(8,109)	(8,343)	(2.8)%	(32,614)	(25,645)	27.2%
Net income attributable to Global Payments	$75,214	$241,962	NM	$452,053	$468,425	NM

Earnings per share attributable to Global Payments:
Basic	$0.48	$1.52	NM	$2.85	$3.03	NM
Diluted	$0.47	$1.51	NM	$2.84	$3.01	NM

Weighted-average number of shares outstanding:
Basic	158,213	159,143		158,672	154,652
Diluted	158,711	159,827		159,271	155,528

NM - Not Meaningful

(1) Global Payments adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers ("ASC 606") on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. Also, ASC 606 changed the presentation of revenue for our gaming cash advance solutions and had a de minimis impact on revenue from our European business. For our gaming cash advance solutions, certain amounts we previously presented as operating expenses are now recognized as a reduction of revenue under GAAP. As a result of adopting ASC 606, results for 2018 and 2017 revenues and operating expenses are not comparable, thus the changes from the prior year are not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Adjusted net revenue plus network fees	$1,037,617	$923,743	12.3%	$3,969,376	$3,457,144	14.8%

Adjusted operating income	$328,256	$284,072	15.6%	$1,256,447	$1,051,333	19.5%

Adjusted net income attributable to Global Payments	$211,551	$171,260	23.5%	$826,337	$623,976	32.4%

Adjusted diluted earnings per share attributable to Global Payments	$1.33	$1.07	24.3%	$5.19	$4.01	29.4%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31
	2018			2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP(3)	Non-GAAP(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)
Revenues:
North America	$662,739	$600,805	$764,786	$766,611	$687,708	$671,671	NM	NM	13.9%
Europe	154,438	154,438	188,103	210,267	173,872	174,696	NM	NM	7.7%
Asia-Pacific	63,378	63,797	84,728	77,375	77,375	77,376	NM	NM	9.5%
	$880,555	$819,040	$1,037,617	$1,054,253	$938,955	$923,743	NM	NM	12.3%

Operating income:
North America	$124,030	$247,069		$112,405	$206,218		10.3%	19.8%
Europe	79,381	89,645		76,375	83,336		3.9%	7.6%
Asia-Pacific	26,359	29,179		23,952	26,365		10.0%	10.7%
Corporate	(62,784)	(37,637)		(63,157)	(31,847)		(0.6)%	18.2%
	$166,986	$328,256		$149,575	$284,072		11.6%	15.6%

	Year Ended December 31
	2018			2017			% Change
	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP	Non-GAAP(1)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)	GAAP(3)	Non-GAAP(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees(1)(2)
Revenues:
North America	$2,522,284	$2,252,819	$2,915,681	$2,929,522	$2,595,378	$2,527,899	NM	NM	15.3%
Europe	610,930	610,930	742,901	767,524	647,691	651,128	NM	NM	14.1%
Asia-Pacific	233,152	233,571	310,794	278,117	278,117	278,117	NM	NM	11.7%
	$3,366,366	$3,097,320	$3,969,376	$3,975,163	$3,521,186	$3,457,144	NM	NM	14.8%

Operating income:
North America	$570,630	$952,881		$457,009	$780,609		24.9%	22.1%
Europe	318,392	349,660		272,769	302,641		16.7%	15.5%
Asia-Pacific	93,402	103,735		81,273	89,122		14.9%	16.4%
Corporate	(245,369)	(149,829)		(252,183)	(121,039)		(2.7)%	23.8%
	$737,055	$1,256,447		$558,868	$1,051,333		31.9%	19.5%

NM - Not Meaningful

(1) See Schedules 8 and 9 for a reconciliation of adjusted net revenue, adjusted net revenue plus network fees and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

(2) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. Also, ASC 606 changed the presentation of revenue for our gaming cash advance solutions and had a de minimis impact on revenue from our European business. For our gaming cash advance solutions, certain amounts we previously presented as operating expenses are now recognized as a reduction of revenue under GAAP.

(3) As a result of adopting ASC 606, results for 2018 and 2017 GAAP revenues and adjusted net revenue are not comparable, thus the change from the prior year is not meaningful.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,210,878	$1,335,855
Accounts receivable, net of allowances for doubtful accounts of $3,164 and $1,827, respectively	348,400	301,887
Settlement processing assets	1,600,222	2,459,292
Prepaid expenses and other current assets	216,708	206,545
Total current assets	3,376,208	4,303,579
Goodwill	6,341,355	5,703,992
Other intangible assets, net	2,488,618	2,181,707
Property and equipment, net	653,542	588,348
Deferred income taxes	8,128	13,146
Other noncurrent assets	362,923	207,297
Total assets	$13,230,774	$12,998,069

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$700,486	$635,166
Current portion of long-term debt	115,075	100,308
Accounts payable and accrued liabilities	1,176,703	1,039,607
Settlement processing obligations	1,276,356	2,040,509
Total current liabilities	3,268,620	3,815,590
Long-term debt	5,015,168	4,559,408
Deferred income taxes	585,025	436,879
Other noncurrent liabilities	175,618	220,961
Total liabilities	9,044,431	9,032,838
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 157,961,982 issued and outstanding at December 31, 2018 and 159,180,317 issued and outstanding at December 31, 2017	—	—
Paid-in capital	2,235,167	2,379,774
Retained earnings	2,066,415	1,597,897
Accumulated other comprehensive loss	(310,175)	(183,144)
Total Global Payments shareholders’ equity	3,991,407	3,794,527
Noncontrolling interests	194,936	170,704
Total equity	4,186,343	3,965,231
Total liabilities and equity	$13,230,774	$12,998,069

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$484,667	$494,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	145,128	113,273
Amortization of acquired intangibles	377,685	337,878
Share-based compensation expense	57,826	39,095
Provision for operating losses and bad debts	43,237	48,443
Amortization of capitalized customer acquisition costs	51,541	45,098
Deferred income taxes	(1,451)	(250,670)
Other, net	(8,025)	44,070
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(33,386)	(14,096)
Settlement processing assets and obligations, net	83,478	(361,673)
Prepaid expenses and other assets	(160,800)	(129,427)
Accounts payable and other liabilities	66,182	146,327
Net cash provided by operating activities	1,106,082	512,388
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(1,259,692)	(562,688)
Capital expenditures	(213,290)	(181,905)
Net proceeds from sales of property and equipment	—	37,565
Other, net	(3,305)	(28,997)
Net cash used in investing activities	(1,476,287)	(736,025)
Cash flows from financing activities:
Net proceeds from settlement lines of credit	70,783	221,532
Proceeds from long-term debt	2,774,214	1,994,324
Repayments of long-term debt	(2,304,314)	(1,781,541)
Payment of debt issuance costs	(16,345)	(9,520)
Repurchase of common stock	(208,198)	(34,811)
Proceeds from stock issued under share-based compensation plans	14,318	10,115
Common stock repurchased - share-based compensation plans	(31,510)	(31,761)
Distributions to noncontrolling interests	(5,686)	(9,301)
Dividends paid	(6,332)	(6,732)
Net cash provided by financing activities	286,930	352,305
Effect of exchange rate changes on cash	(41,702)	44,408
Increase (decrease) in cash and cash equivalents	(124,977)	173,076
Cash and cash equivalents, beginning of the period	1,335,855	1,162,779
Cash and cash equivalents, end of the period	$1,210,878	$1,335,855

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees
Revenues	$880,555	$(61,515)	$—	$—	$819,040	$218,577	$1,037,617

Operating income	$166,986	$4,469	$156,801	$—	$328,256

Net income attributable to Global Payments	$75,214	$4,469	$153,877	$(22,009)	$211,551

Diluted earnings per share attributable to Global Payments	$0.47				$1.33

Diluted weighted average shares outstanding	158,711				158,711

	Three Months Ended December 31, 2017
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance/ Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees
Revenues	$1,054,253	$(115,298)	$—	$—	$938,955	$(15,212)	$923,743

Operating income	$149,575	$5,226	$129,271	$—	$284,072

Net income attributable to Global Payments	$241,962	$5,226	$127,444	$(203,372)	$171,260

Diluted earnings per share attributable to Global Payments	$1.51				$1.07

Diluted weighted average shares outstanding	159,827				159,827

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2018 and December 31, 2017, includes $4.5 million and $5.2 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended December 31, 2018, earnings adjustments to operating income include $122.8 million in cost of service (COS) and $34.0 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $114.5 million and acquisition and integration expenses of $8.3 million. Adjustments to SG&A include share-based compensation expense of $12.9 million, acquisition and integration expenses of $13.4 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.

For the three months ended December 31, 2017, earnings adjustments to operating income include $89.5 million in COS and $39.8 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $89.3 million and other adjustments of $0.2 million. Adjustments to SG&A include share-based compensation expense of $8.3 million and acquisition and integration expenses of $31.5 million.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the three months ended December 31, 2018, also includes the removal of a $9.7 million income tax expense adjustment related to tax reform and the removal of a tax expense adjustment associated with the vesting of share-based awards. For the three months ended December 31, 2017, includes the removal of a $156.3 million income tax benefit associated with tax reform and the removal of a tax benefit associated with the vesting of share-based awards.

(4)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees were presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended December 31, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended December 31, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED DECEMBER 31, 2018 AND 2017
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Network Fees(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees
Revenues	$3,366,366	$(269,046)	$—	$—	$3,097,320	$872,056	$3,969,376

Operating income	$737,055	$11,534	$507,858	$—	$1,256,447

Net income attributable to Global Payments	$452,053	$11,534	$495,798	$(133,048)	$826,337

Diluted earnings per share attributable to Global Payments	$2.84				$5.19

Diluted weighted average shares outstanding	159,271				159,271

	Year Ended December 31, 2017
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP	Gaming Cash Advance/ Other(4)	Non-GAAP Adjusted Net Revenue Plus Network Fees
Revenues	$3,975,163	$(453,977)	$—	$—	$3,521,186	$(64,042)	$3,457,144

Operating income	$558,868	$7,234	$485,231	$—	$1,051,333

Net income attributable to Global Payments	$468,425	$7,234	$484,817	$(336,500)	$623,976

Diluted earnings per share attributable to Global Payments	$3.01				$4.01

Diluted weighted average shares outstanding	155,528				155,528

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2018 and December 31, 2017, includes $11.5 million and $7.2 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the twelve months ended December 31, 2018, earnings adjustments to operating income include $392.4 million in COS and $115.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $379.9 million, acquisition and integration expenses of $9.5 million, employee termination benefits of $1.4 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $57.8 million, acquisition and integration expenses of $46.6 million, employee termination benefits of $3.3 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $1.7 million. Net income attributable to Global Payments also reflects adjustments to remove a $9.6 million gain recognized on the reorganization of Interac Association, of which we were a member through one of our Canadian subsidiaries, and a charge of $5.2 million associated with the refinancing of our corporate credit facility.

For the twelve months ended December 31, 2017, earnings adjustments to operating income include $342.2 million in COS and $143.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $340.0 million and employee termination benefits of $1.9 million and other adjustments of $0.3 million. Adjustments to SG&A include acquisition and integration expenses of $101.0 million, share-based compensation expense of $39.4 million, and employee termination benefits of $2.6 million. Net income attributable to Global Payments also reflects an adjustment to remove a charge of $6.8 million associated with the refinancing of our corporate credit facility.

(3)
Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

For the twelve months ended December 31, 2018, also includes the removal of a $22.9 million income tax benefit related to tax reform and a $4.7 million tax expense associated with certain discrete tax items related to the impact of changes in state effective income tax rates on deferred liabilities. For the twelve months ended December 31, 2017, includes the removal of a $156.3 million tax benefit associated with income tax reform and a $2.4 million tax benefit associated with the elimination of a deferred tax liability.

(4)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the twelve months ended December 31, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the twelve months ended December 31, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2018
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$662,739	$(61,934)	$—	$600,805	163,981	$764,786
Europe	154,438	—	—	154,438	33,665	188,103
Asia-Pacific	63,378	419	—	63,797	20,931	84,728
	$880,555	$(61,515)	$—	$819,040	$218,577	$1,037,617

Operating income:
North America	$124,030	$4,469	$118,570	$247,069
Europe	79,381	—	10,264	89,645
Asia-Pacific	26,359	—	2,820	29,179
Corporate	(62,784)	—	25,147	(37,637)
	$166,986	$4,469	$156,801	$328,256

	Three Months Ended December 31, 2017
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance/ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$766,611	$(78,903)	$—	$687,708	$(16,037)	$671,671
Europe	210,267	(36,395)	—	173,872	825	174,697
Asia-Pacific	77,375	—	—	77,375	—	77,375
	$1,054,253	$(115,298)	$—	$938,955	$(15,212)	$923,743

Operating income:
North America	$112,405	$5,226	$88,587	$206,218
Europe	76,375	—	6,961	83,336
Asia-Pacific	23,952	—	2,413	26,365
Corporate	(63,157)	—	31,310	(31,847)
	$149,575	$5,226	$129,271	$284,072

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2018 and December 31, 2017, includes $4.5 million and $5.2 million, respectively to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the three months ended December 31, 2018, earnings adjustments to operating income include $122.8 million in COS and $34.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $114.5 million and acquisition and integration expenses of $8.3 million. Adjustments to SG&A include share-based compensation expense of $12.9 million, acquisition and integration expenses of $13.4 million and non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $0.1 million.

For the three months ended December 31, 2017, earnings adjustments to operating income include $89.5 million in COS and $39.8 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $89.3 million and other adjustments of $0.2 million. Adjustments to SG&A include share-based compensation expense of $8.3 million and acquisition and integration expenses of $31.5 million.

(3)
Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the three months ended December 31, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the three months ended December 31, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
YEARS ENDED DECEMBER 31, 2018 AND 2017
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2018
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Non-GAAP	Network Fees(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$2,522,284	$(269,465)	$—	$2,252,819	$662,862	$2,915,681
Europe	610,930	—	—	610,930	131,971	742,901
Asia-Pacific	233,152	419	—	233,571	77,223	310,794
	$3,366,366	$(269,046)	$—	$3,097,320	$872,056	$3,969,376

Operating income:
North America	$570,630	$11,534	$370,717	$952,881
Europe	318,392	—	31,268	349,660
Asia-Pacific	93,402	—	10,333	103,735
Corporate	(245,369)	—	95,540	(149,829)
	$737,055	$11,534	$507,858	$1,256,447

	Year Ended December 31, 2017
	GAAP	Net Revenue Adjustment(1)	Earnings Adjustments(2)	Non-GAAP	Gaming Cash Advance/ Other(3)	Non-GAAP Adjusted Net Revenue Plus Network Fees

Revenues:
North America	$2,929,522	$(334,144)	$—	$2,595,378	$(67,479)	$2,527,899
Europe	767,524	(119,833)	—	647,691	3,437	651,128
Asia-Pacific	278,117	—	—	278,117	—	278,117
	$3,975,163	$(453,977)	$—	$3,521,186	$(64,042)	$3,457,144

Operating income:
North America	$457,009	$7,234	$316,366	$780,609
Europe	272,769	—	29,872	302,641
Asia-Pacific	81,273	—	7,849	89,122
Corporate	(252,183)	—	131,144	(121,039)
	$558,868	$7,234	$485,231	$1,051,333

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the twelve months ended December 31, 2018 and December 31, 2017, includes $11.5 million and $7.2 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
For the twelve months ended December 31, 2018, earnings adjustments to operating income include $392.4 million in COS and $115.4 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $379.9 million, acquisition and integration expenses of $9.5 million, employee termination benefits of $1.4 million and other adjustments of $1.6 million. Adjustments to SG&A include share-based compensation expense of $57.8 million, acquisition and integration expenses of $46.6 million, employee termination benefits of $3.3 million, non-cash asset abandonment charges of $7.6 million associated with technology integrations and other adjustments of $1.7 million.

For the twelve months ended December 31, 2017, earnings adjustments to operating income include $342.2 million in COS and $143.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $340.0 million and employee termination benefits of $1.9 million and other adjustments of $0.3 million. Adjustments to SG&A include acquisition and integration expenses of $101.0 million, share-based compensation expense of $39.4 million, and employee termination benefits of $2.6 million.

(3) Global Payments adopted ASC 606 on January 1, 2018. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount and had no effect on operating income. For 2017, payment network fees were presented within operating expenses and in 2018 payment network fees are presented as a reduction of revenues. As a result, adjusted net revenue plus network fees for the twelve months ended December 31, 2018 is presented on a basis that is comparable to the prior year. Adjusted net revenue plus network fees for the twelve months ended December 31, 2017 includes an adjustment for our gaming cash advance solutions and other de minimis amounts for our European business to present it on a basis that is comparable to the current year.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2018	2019 Outlook	% Change
Revenues:
GAAP revenues	$3.37	$3.69 to $3.75	10% to 11%
Adjustments(1)	(0.27)	(0.20)
Adjusted net revenue	$3.10	$3.49 to $3.55	13% to 15%

Network fees	0.87	0.94
Adjusted net revenue plus network fees	$3.97	$4.43 to $4.49	12% to 13%

Earnings Per Share:
GAAP diluted EPS	$2.84	$3.53 to $3.73	24% to 31%
Adjustments(2)	2.35	2.37
Adjusted diluted EPS	$5.19	$5.90 to $6.10	14% to 18%

(1)
Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)
Adjustments to 2018 GAAP diluted EPS include software-related contract liability adjustments described above of $0.06, acquisition related amortization expense of $1.85, share-based compensation expense of $0.28, acquisition and integration expense of $0.28, employee termination benefits of $0.01, asset abandonment charges associated with technology integrations of $0.04 and the removal of a income tax benefit of $0.17 associated with tax reform. Also, adjustments to 2018 GAAP diluted EPS includes the effect of these adjustments on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income and EPS information determined in accordance with U.S. GAAP by providing these measures, and other measures, with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue and adjusted net revenue plus network fees more closely reflect the economic benefits to the company's core business and, in the case of adjusted net revenue, allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted net revenue plus network fees, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue plus network fees. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.